SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 25, 2001


                            EMERGISOFT HOLDING, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
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                 (State or other jurisdiction of incorporation)

           33-30743                                    84-1121360
  ----------------------                      ----------------------------
 (Commission File Number)                    (IRS Employer Identification No.)

                                  2225 Avenue J
                             Arlington, Texas 76006
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               (Address of principal executive offices) (Zip code)

      (Registrant's telephone number, including area code): (817) 633-6665

                                       N/A
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          (Former name or former address, if changed since last report)

ITEM 1.  Changes in Control of Registrant

     Berlwood Five, Ltd., a current shareholder of ours, made an additional $2,000,000 equity investment in us on October 24, 2001. Berlwood received 75,000,000 newly issued shares of our common stock in the transaction. It used private funds to pay the consideration for the shares. We have the right, but not the obligation, to repurchase all or any portion of the 75,000,000 shares at a repurchase price per share of $.06, exercisable at any time prior to October 24, 2002.

     The share issuance to Berlwood increases the total number of our issued and outstanding shares of common stock from 48,873,818 to 123,873,818, and increases Berlwood's percentage ownership interest in our outstanding shares of capital stock from 32.26% to 73.27%.

     In connection with Berlwood's additional investment, Berlwood and Woodcrest Capital, L.L.C. agreed to the termination of two agreements existing between them concerning voting of their shares of our capital stock in the election of directors and maintenance by them of equal levels of ownership of our capital stock.

     James A. Ryffel, a founding member of Woodcrest, resigned as a member of our Board of Directors effective November 1, 2001. On November 2, 2001, Jim R. Ross was elected to fill the vacancy created by Mr. Ryffel's resignation. Mr. Ross is currently an attorney in private practice in Arlington, Texas, who practices in the areas of toxic tort litigation and medical malpractice.

ITEM 5.  Other Events

     Also, on October 24, 2001, Berlwood, Woodcrest and Westpoint Investors Limited Partnership extended the maturity date on $1,500,000 of indebtedness owed by us to those entities. The one year extension gives us until April 30, 2003 to repay the indebtedness. In consideration for the extension, we reduced the exercise price per share on warrants issued to Berlwood, Woodcrest and Westpoint to acquire up to a total of 6,000,000 shares of our common stock from a weighted average exercise price per share of $.90 to $.0267.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 8, 2001            EMERGISOFT HOLDING, INC.
                                  (Registrant)



                                   By: /s/ Dan Witte
                                   ----------------------------------

                                   Dan Witte, Chief Operating Officer
                                   and Chief Financial Officer